UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2005

S&P 500® GEAREDSM Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-118070	33-1103720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 World Financial Center 5th, Floor New York, NY	10080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 877-449-4742

Item 7.01 – Regulation FD Disclosure

The Board of Directors of S&P 500® GEAREDSM Fund Inc. (NYSE: GRE) (the “Fund”) has determined that when the Fund makes this year’s annual repurchase offer pursuant to Rule 23c-3 under the Investment Company Act of 1940, such repurchase offer will be for twenty-five percent (25%) of the Fund’s issued and outstanding shares of common stock. Stockholders of record will receive notice of the repurchase offer on or about September 16, 2005 containing the applicable terms and conditions. The repurchase offer request deadline will be October 19, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

S&P 500® GEAREDSM Fund Inc. (Registrant)

Date: July 28, 2005	By:	/s/ Mitchell M. Cox
	Name:	Mitchell M. Cox
	Title:	President